DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C25062-2003
Document Number:
20050507852-64

Date Filed:
10/26/2005 1:53:17 PM
In the office of
Dean Heller
Dean Heller
Secretary of State

Certificate of Change Pursuant to NRS 78.209

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:
Texola Energy Corporation

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
75,000,000 shares of common stock with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
750,000,000 shares of common stock with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The corporation shall issue ten (10) shares of common stock for each one (1) share of common stock issued

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
See attached schedule

7. Effective date of filing (optional): ______
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: T. Gonzalez (signature) ______ President
Signature / Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

TEXOLA ENERGY CORPORATION

Certificate of Change

Schedule

6. No fractional shares shall be issued. Shareholders entitled to receive a fraction of a share equal to or greater than 0.5 will instead receive one whole share and a shareholder otherwise entitled to receive a fraction of a share less than 0.5 will forfeit such entitlement.